EXHIBIT A
AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13D
     The undersigned hereby agree as follows:
(i)	Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii)	Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.
Date: May 28, 2010
[Signature Pages Follow]

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Regency LP Acquirer, L.P.

By:	EFS Regency GP Holdco II, LLC Its: General Partner

By:	Aircraft Services Corporation its Managing Member

	By:	/s/ Tyson R. Yates Name: Tyson R. Yates
Title: Vice President

General Electric Capital Corporation

	By:	/s/ J. Alex Urquhart Name: J. Alex Urquhart
Title: Authorized Signatory

General Electric Company

	By:	/s/ J. Alex Urquhart Name: J. Alex Urquhart
Title: Vice President, General Electric Company

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